Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

The Board of Directors of

Bedford Property Investors, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-23687, 333-33643, 333-33795, 333-108908 and 333-112144) and the Registration Statements on Form S-8 (No.’s 033-52375, 333-18215, 333-70681 and 333-74707) of Bedford Property Investors, Inc. of our report dated February 27, 2004, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, California

March 12, 2004